NSAR ITEM 77O
February 28, 2003 - August 31, 2003
VK Corporate Bond Fund
10f-3 Transactions

Underwriting #  Underwriting  Purchased   Amount of    % of        Date of
                               From       shares    underwriting   Purchase


1           International   Salomon Smith 2,170       0.310%      3/14/03
                Paper Co.

2       General Motors   Merrill Lynch 1,940,000  0.001%      6/26/03
      8.375% due 2033

3	General Motors  Bank of America 1,125,000 0.001%      6/26/03
4.50% due 2006

    4        Packaging Corp  Salomon Bros   1,285,000  0.321%      7/15/03
 Of America

    5        UFJ Finance     Merrill Lynch  2,470,000  0.198%      7/18/03
                 Aruba

    6        Miller Brewing  Barclays       2,200,000  0.004%      8/06/03


Underwriters for #1
Morgan Stanley
Salomon Smith Barney
Deutsche Bank Securities
J.P.Morgan Securities Inc.
UBS Warburg LLC
ABN AMRO Incorporated
Banc of America Securities LLC
BNP PARIBAS Securities LLC
Credit Suisse First Boston Corporation
Merrill Lynch & Co
Tokyo-Mitsubishi International plc

Underwriters for #2
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup
Banc of America Securities LLC
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Bank One Capital Markets, Inc.
Deutsche Bank Securities Inc.
BNP PARIBAS Securities Corp.
SG Cowen
Credit Suisse First Boston Corporation
UBS Investment Bank
Bear, Stearns & Co. Inc.
Lehman Brothers
Standard Chartered Bank
BMO Nesbitt Burns
RBC Capital Markets
TD Securities
WestLB AG
CIBC World Markets
Scotia Capital
Tokyo-Mitsubishi International plc


Underwriters for #3
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Banc One Capital Markets, Inc.
Bear, Stearns & Co. Inc.
J.P Morgan Securities Inc.
Citigroup Global Markets Inc.
Mellon Financial Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Scotia Capital (USA) Inc.
Comerica Securities, Inc.
SMBC Securities, Inc.

Underwriters for #4
Morgan Stanley
Citigroup
JPMorgan
ABN AMRO Incorporated
Harris Nesbitt
Tokyo-Mitsubishi International PLC
Wachovia Securities
Deutsche Bank Securities
Northern Trust Securities, Inc.

Underwriters for #5
Merrill Lynch & Co.
UFJ International plc
Goldman, Sachs & Co.

Underwriters for #6
Barclays Capital
Citigroup
JPMorgan
ABN AMRO
Banc of America Securities LLC
Bank One Capital Markets, Inc.
Dresdner Kleinwort Wasserstein
Lehman Brothers
Morgan Stanley
Hawkpoint